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                                    CONSENT



     We, Leslie Sufrin and Company, P.C., hereby consent to the use of our report dated March 13, 2000, relating to the audited financial statements for period from inception (May 13, 1999) to December 31, 1999 of Lightseek Limited in a Registration Statement on SB-2 of VerticalBuyer, to be filed with the Securities and Exchange Commission.



September 14, 2000


                                             /s/ Leslie Sufrin and Company, P.C.
                                             -----------------------------------
                                                 Leslie Sufrin and Company, P.C.